The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, nor a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194976

SUBJECT TO COMPLETION,
DATED AUGUST 12, 2014

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 2, 2014)

         Shares

    % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

We are offering      shares of our     % Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”).

We will pay cumulative dividends on the Series B Preferred Stock from the date of original issue at a rate of     % per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $     per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 31, 2014. The Series B Preferred Stock will rank senior to our common stock, $0.001 par value per share (“common stock”), with respect to dividend rights and rights upon our liquidation, dissolution or winding up.

Generally, we are not permitted to redeem the Series B Preferred Stock prior to August   , 2019, except in limited circumstances relating to our ability to qualify as a real estate investment trust (“REIT”) or in connection with a Change of Control (as defined herein). On or after August   , 2019, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series B Preferred Stock to, but not including, the redemption date. In addition, upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts (“ADRs”) representing such securities) is listed on the New York Stock Exchange (“NYSE”), the NYSE MKT LLC (“NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right described below. The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series B Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of shares of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and
•	(the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

We are organized and conduct our operations in a manner that will allow us to maintain our qualification as a REIT. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 8 of the accompanying prospectus for a description of these restrictions.

Currently no market exists for the Series B Preferred Stock. We plan to file an application to list the Series B Preferred Stock on the NYSE under the symbol “GPT-PB”. If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the date of initial issuance of the Series B Preferred Stock.

The Series B Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. You should read carefully and consider “Risk Factors” beginning on page S-7 of this prospectus supplement and page 15 in our most recent Annual Report on Form 10-K before investing in the Series B Preferred Stock.

	Per Share	Total(1)
Public offering price(2)	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to us	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	Plus dividends, if any, accrued from if settlement occurs after that date.

We have granted the underwriters an option to purchase up to an additional        shares of the Series B Preferred Stock from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Series B Preferred Stock will be ready for delivery on or about            , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley

J. P. Morgan	Stifel

The date of this prospectus supplement is            , 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we make with the Securities and Exchange Commission, or SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information included in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference contain, and any free writing prospectus that we deliver to you, may contain summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and any free writing prospectus that we or the underwriters deliver to you. Neither we nor the underwriters have authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

Unless the context indicates otherwise, the terms “we,” “our,” “us” and “our company” refer to Gramercy Property Trust Inc., a Maryland corporation, which has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes, together with its consolidated subsidiaries, including GPT Property Trust LP, a Delaware limited partnership, or the Operating Partnership.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://www.gptreit.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.gptreit.com or in print upon written request addressed to Corporate Secretary, Gramercy Property Trust Inc., 521 Fifth Avenue, 30th Floor, New York, New York, 10175. However, the information included on or linked from our website does not constitute a part of this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “GPT.” You can also inspect and copy any reports, proxy statements and other information that we file with the SEC at the offices of the NYSE located at 20 Broad Street, New York, NY 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus supplement and the accompany prospectus. This prospectus supplement is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus supplement. You may review and obtain a copy of the registration statement and the exhibits that are a part of

S-ii

the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating it in full in this prospectus supplement. The information incorporated by reference is deemed to be part of this prospectus supplement, and the information we file with the SEC after the date of this prospectus supplement will automatically update, modify and, where applicable, supersede any information included in, or incorporated by reference into, this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 1-32248.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, as amended by Form 10-K/A filed with the SEC on March 31, 2014;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 9, 2014 and August 8, 2014, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2014, March 21, 2014, March 24, 2014, May 9, 2014, May 12, 2014, May 19, 2014, June 13, 2014, July 1, 2014 and July 31, 2014;
•	The information included in Part III of our Annual Report on Form 10-K/A filed with the SEC on April 29, 2014; and
•	The description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on July 21, 2004, and any amendment or report filed for the purpose of updating such description.
•	The description of our Series A Preferred Stock set forth in the Registration Statement on Form 8-A, filed with the SEC on April 18, 2007, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

Upon written or oral request, we will provide to you, without charge, a copy of any of the documents incorporated by reference in but not delivered with this prospectus supplement, excluding all exhibits that we have not specifically incorporated into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:

Gramercy Property Trust Inc.
521 Fifth Avenue, 30th Floor
New York, New York 10175
(212) 297-1000
Attention: Corporate Secretary

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference may constitute forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of forward-looking expressions such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “continue,” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, acquisitions or financings, including any forecasts, projections, plans and objectives for future operations, acquisitions or financings. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus supplement. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the success or failure of our efforts to implement our current business strategy;
•	our ability to identify and complete additional property acquisitions and risks of real estate acquisitions;
•	availability of investment opportunities on real estate assets and real estate-related and other securities;
•	the performance and financial condition of tenants and corporate customers;
•	the adequacy of our cash reserves, working capital and other forms of liquidity;
•	the availability, terms and deployment of short-term and long-term capital;
•	demand for industrial and office space;
•	the actions of our competitors and our ability to respond to those actions;
•	the timing of cash flows from our investments;
•	the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;
•	termination of the Amended Restated Asset Management Services Agreement, between one of our wholly owned taxable REIT subsidiaries (“TRSs”) and KBS Real Estate Investment Trust, Inc.;
•	economic conditions generally and in the commercial finance and real estate markets and the banking industry specifically;
•	unanticipated increases in financing and other costs, including a rise in interest rates;
•	reduction in cash flows received from our investments;
•	volatility or reduction in the value or uncertain timing in the realization of our retained interests in certain subordinate bonds, preferred shares and ordinary shares in our 2005, 2006 and 2007 collateralized debt obligations, or CDO’s;
•	our ability to profitably dispose of non-core assets;
•	a high concentration of our properties are leased to Bank of America;
•	tenant lease audits requiring us to reimburse any overpayment of estimated operating expenses under certain of our leases, including the lease for the properties leased to Bank of America (the “Bank of America Portfolio”);
•	availability of, and ability to retain, qualified personnel and directors;
•	changes to our management and board of directors (our “Board”);

S-iv

•	changes in governmental regulations, tax rates and similar matters;
•	legislative and regulatory changes (including changes to real estate and zoning laws, laws governing the taxation of REITs or the exemptions from registration as an investment company);
•	environmental and/or safety requirements and risks related to natural disasters;
•	declining real estate valuations and impairment charges;
•	our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended (the “Investment Company Act”), our Operating Partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as TRSs for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•	uninsured or underinsured losses relating to our properties;
•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;
•	tenant bankruptcies and defaults on or non-renewal of leases by tenants;
•	decreased rental rates or increased vacancy rates;
•	the continuing threat of terrorist attacks on the national, regional and local economies; and
•	other factors discussed under “Risk Factors” in this prospectus supplement and under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and those factors that may be contained in any other filing we make with the SEC, which are incorporated by reference herein.

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described elsewhere in this prospectus supplement and the accompanying prospectus and from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

The risks included here are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

S-v

SUMMARY

This summary highlights some of the information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in the Series B Preferred Stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the information set forth under the caption “Risk Factors,” as well as the financial statements and related notes and other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

OUR COMPANY

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. We also operate an asset management business that manages commercial real estate assets for third-parties.

Gramercy was founded in 2004 as a specialty finance REIT focused on originating and acquiring loans and securities related to commercial and multifamily properties. In July 2012, following a strategic review, our Board announced a repositioning of Gramercy as an equity REIT focused on acquiring and managing income producing net leased real estate. To reflect this transformation, in April 2013 we changed our name from Gramercy Capital Corp. to Gramercy Property Trust Inc. and changed our ticker symbol to “GPT” on the New York Stock Exchange.

Our principal executive office is located at 521 Fifth Avenue, 30th Floor, New York, New York 10175 and our phone number is (212) 297-1000.

RECENT DEVELOPMENTS

As of August 11, 2014, we own interests (either directly or through a joint venture) in 110 properties containing an aggregate of approximately 10.3 million rentable square feet. As of August 11, 2014, our portfolio has weighted average occupancy of approximately 99% (based on square footage), a weighted average remaining lease term of 10.5 years (based on annualized base rent), and generates total annualized contractual base rent of $71.8 million (based on contractual annualized base rent in effect as of August 11, 2014).

For the period January 1, 2014 to August 11, 2014, we acquired 78 properties for an aggregate purchase price of $369.1 million. As of August 11, 2014, our investment pipeline includes five properties that we have under contract to acquire for approximately $74.3 million. Subject to market conditions and other factors, we anticipate consummating property acquisitions during the year ending December 31, 2014 having an aggregate purchase price (including any indebtedness assumed) of approximately $600 million. The closings for the transactions we have under contract are subject to satisfactory completion of our due diligence and customary closing conditions. As such, we cannot assure you that we will complete the acquisition of these properties under contract. Moreover, we cannot assure you that we will be successful in achieving our acquisition targets in 2014.

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” in this prospectus supplement.

Issuer
Gramercy Property Trust Inc., a Maryland corporation.
Series B Preferred Stock Offered
shares of % Series B Cumulative Redeemable Preferred Stock (plus up to an additional shares of Series B Preferred Stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares). We reserve the right to reopen this series and issue additional shares of Series B Preferred Stock either through public or private sales at any time and from time to time.
Ranking
The Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock;

•

on parity with our 8.125% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock; and

• junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock, none of which exists on the date hereof.
Dividends
Holders of shares of the Series B Preferred Stock will be entitled to receive cumulative cash dividends on the Series B Preferred Stock when, as and if authorized by our Board and declared by us from and including the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 31, 2014, at the rate of % per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $per share). The first dividend payable on the Series B Preferred Stock is scheduled to be paid on December 31, 2014 and will be a pro rata dividend from and including the original issue date to and including December 31, 2014 in the amount of $ per share. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of shares of the Series B Preferred Stock will have the right to receive $25.00 per share of the Series B Preferred Stock, plus all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series B Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series B Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series B Preferred Stock as to rights upon our liquidation, dissolution or winding up, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock.
Optional Redemption
We may not redeem the Series B Preferred Stock prior to August , 2019, except in limited circumstances relating to maintaining our qualification as a REIT, as described in “Description of Series B Preferred Stock — Optional Redemption” in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after August , 2019, the Series B Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. Any partial redemption will be on a pro rata basis.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series B Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series B Preferred Stock — Conversion Rights” in this prospectus supplement.
Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption
The Series B Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless and until we decide to redeem the shares at our option or, under circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders decide to convert their shares of Series B Preferred Stock into shares of our common stock.
Limited Voting Rights
Holders of shares of the Series B Preferred Stock will generally have no voting rights. However, if dividends on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors on our Board will automatically be increased by two, and holders of shares of the Series B Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called upon the written request of at least 20% of such holders or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our Board until all accrued and unpaid dividends with respect to the Series B Preferred Stock and such other classes or series of preferred stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment. In addition, the affirmative vote or consent of the holders of at least two-thirds of the shares outstanding at the time of the Series B Preferred Stock and each other class or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting together as a single class) is required for us to authorize or issue any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to the Series B Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series B Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Preferred Stock and one or more other classes or series of preferred stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series B Preferred Stock, the affirmative vote or consent of the holders of two-thirds of Series B Preferred Stock issued and outstanding at the time, voting separately as a class, is required. Holders of shares of Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the contract rights, as expressly set forth in our charter, of the Series B Preferred Stock.

Listing
We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GPT-PB” If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the initial delivery of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Preferred Stock.
Restrictions on ownership and transfer
Our charter contains restrictions on ownership and transfer of our capital stock intended, among other purposes, to protect our status as a REIT for federal income tax purposes. For example, our charter generally restricts any person from acquiring beneficial or constructive ownership in excess of 9.8% of the lesser of the aggregate number or value of the outstanding shares of our common stock, or in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock, as more fully described in the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Use of proceeds
We estimate that the net proceeds from the sale of the Series B Preferred Stock in this offering will be approximately $ (or approximately $ if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts of approximately $ (or approximately $ if the underwriters’ option to purchase additional shares is exercised in full) and estimated offering expenses of $350,000 payable by us. We intend to use the net proceeds from this offering to redeem all of the outstanding Series A Preferred Stock and any remaining net proceeds are expected to be used for general corporate purposes, including acquisitions of our target assets consistent with our investment strategies and for working capital purposes. The aggregate redemption price for the Series A Preferred Stock is approximately $88.1 million, plus accrued and unpaid dividends. To the extent that the net proceeds we receive from this offering are not sufficient to redeem all of the outstanding Series A Preferred Stock, we plan to finance the remaining portion of the redemption price of the Series A Preferred Stock with cash on hand. See “Use of Proceeds.”
Transfer Agent and Registrar
The transfer agent and registrar for the Series B Preferred Stock is American Stock Transfer & Trust Company LLC.
Settlement date
Delivery of the shares of Series B Preferred Stock will be made against payment therefor on or about August , 2014.
Risk factors
Investing in the Series B Preferred Stock involves various risks. You should read carefully and consider the matters discussed under the caption entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, under the caption entitled “Risk Factors” in this prospectus supplement and in the other documents incorporated by reference in the accompanying prospectus before making a decision to invest in the Series B Preferred stock.

RISK FACTORS

Investing in the Series B Preferred Stock involves risks. Before purchasing the shares of Series B Preferred Stock offered by this prospectus supplement, in addition to other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and the other information contained in, or incorporated by reference into, this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring the Series B Preferred Stock. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect our company. Additional risks not presently known to us, or that we currently deem immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

In addition to the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2013, we are also subject to the following risks:

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock. It is also possible that the Series B Preferred Stock will never be rated.

Dividend payments on the Series B Preferred Stock are not guaranteed.

Although dividends on the Series B Preferred Stock are cumulative, our Board must approve the actual payment of the distributions. Our Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our Board could do so for any reason, including the following:

•	poor historical or projected cash flows;
•	the need to make payments on our indebtedness;
•	concluding that payment of distributions on the Series B Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or
•	determining that the payment of distributions would violate applicable law regarding unlawful distributions to stockholders.

The Series B Preferred Stock represent perpetual equity interests.

The Series B Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Stock may be required to bear the financial risks of an investment in the Series B Preferred Stock for an indefinite period of time. In addition, the Series B Preferred Stock will rank junior to all our indebtedness and other liabilities and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series B Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

The Series B Preferred Stock is a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GPT-PB”, but there can be no assurance that the NYSE will accept the Series B Preferred Stock for listing. Even if the application is approved, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last and transaction costs could be high, in which case the trading price of the shares could be adversely affected and your ability to transfer or sell your shares of Series B Preferred Stock will be limited. If an active trading market does develop on the NYSE, the Series B Preferred Stock may trade at prices lower than the initial offering price. The trading price of the Series B Preferred Stock will depend on many factors, including:

•	prevailing interest rates;
•	the market for similar securities;
•	general economic and financial market conditions;
•	our issuance of debt or preferred equity securities; and
•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the shares of the Series B Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The Series B Preferred Stock is subordinate to our debt, and your interests could be diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock, including additional shares of Series B Preferred Stock, and by other transactions.

As of June 30, 2014, our total long term indebtedness was approximately $431 million, and we may incur significant additional debt in the future. The Series B Preferred Stock is subordinate to all of our existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities. Our charter currently authorizes the issuance of up to 25,000,000 shares of preferred stock in one or more classes or series. The issuance of additional preferred stock on parity with or senior to the Series B Preferred Stock would dilute the interests of the holders of shares of Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than the conversion right afforded to holders of shares of Series B Preferred Stock upon the occurrence of a Change of Control as described under “Description of Series B Preferred Stock — Conversion Rights” and other than the limited voting rights as described under “Description of the Series B Preferred Stock — Voting Rights” below, none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of shares of Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of shares of Series B Preferred Stock.

Market interest rates may have an effect on the value of the Series B Preferred Stock.

One of the factors that will influence the price of the Series B Preferred Stock will be the dividend yield on the Series B Preferred Stock (as a percentage of the price of the Series B Preferred Stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series B Preferred Stock to decrease.

As a holder of Series B Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of shares of Series B Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Voting rights for holders of shares of Series B Preferred Stock exist primarily with respect to the ability to elect two additional directors in the event that dividends for six quarterly dividend periods (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our charter that materially and adversely affect the rights of the Series B Preferred Stock or create additional classes or series of preferred stock that are senior to the Series B Preferred Stock. See “Description of Series B Preferred Stock — Limited Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have voting rights.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon, to, but not including the date of, liquidation, whether or not authorized or declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. Further, if the market price of your Series B Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, holders of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of their shares of Series B Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of Series B Preferred Stock — Conversion Rights” below. Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $    (which is    % of the per-share closing sale price of our common stock reported on the NYSE on August   , 2014), subject to adjustment, the holders will receive a maximum of     shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series B Preferred Stock. In addition, the change of control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that stockholders may otherwise believe is in their best interests.

Our charter contains restrictions upon transfer and ownership of our capital stock, including the Series B Preferred Stock, which may impair the ability of holders to acquire the Series B Preferred Stock or convert Series B Preferred Stock into our common stock.

Our charter contains restrictions on transfer and ownership of our capital stock, including the Series B Preferred Stock, intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. Our charter provides that no person may beneficially or constructively own in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock (including the Series B Preferred Stock), unless our Board provides a waiver from the ownership restrictions. See “Description of the Series B Preferred Stock — Restrictions on Ownership and Transfer; — Optional Redemption” in this prospectus supplement. You should consider these transfer and ownership restrictions prior to your purchase of the Series B Preferred Stock. Notwithstanding any other provision of the charter, no holder of Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of shares of our common stock would cause the holder to exceed the transfer and ownership restrictions contained in our charter. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

You should not expect us to redeem the Series B Preferred Stock on the date they become redeemable or on any particular date after they become redeemable.

The Series B Preferred Stock represents perpetual equity securities. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of the holders of the Series B Preferred Stock. Except in limited circumstances related to our ability to qualify as a REIT or in connection with a Change of Control, the Series B Preferred Stock may only be redeemed by us at our option, either in whole or in part, on or after August   , 2019. Any decision we make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position an general market conditions at the time. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Series B Preferred Stock had they not been redeemed.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series B Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series B Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series B Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of Series B Preferred Stock and receive stated dividends on the stock when, as and if authorized by our Board and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series B Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

As a result of our acquisition of Garrison Investment Group, L.P.’s 50% interests in GPT GIG BOA Portfolio Holdings, LLC and GPT GIG BOA Defeasance Pool Holdings LLC (the “Joint Venture Acquisition”), we have reduced diversification in number of investments and increased our dependence on individual investments.

Nearly 100% of the properties in the Bank of America Portfolio are leased to Bank of America. The rent generated from these properties represents a significant portion of our rental income. Due to the completion of the Joint Venture Acquisition, the cash flow generated from these properties now represents an even greater portion of our cash flow and decreases our overall diversification. If Bank of America defaults or is otherwise unable to perform under its lease obligations, it would negatively impact our cash flows and overall financial condition. Additionally, because Bank of America operates in the financial services industry, any disruptions in the financial markets or downturns in the financial services industry could cause us to experience higher rates of lease default or terminations than we otherwise would if our tenant base was more diversified.

We may be required to reimburse tenants for overpayments of estimated operating expenses.

Under certain of our leases, including the lease for the Bank of America Portfolio, tenants pay us as additional rent their proportionate share of the costs we incur to manage, operate and maintain the buildings and properties where they rent space. These leases often limit the types and amounts of expenses we can pass through to our tenants and allow the tenants to audit and contest our determination of the operating expenses they are required to pay. Given the complexity of certain additional rent calculations, tenant audit rights under large portfolio leases can remain unresolved for several years. The tenant under the Bank of America Portfolio lease, for example, is still auditing certain categories of operating expenses for the 2007 and subsequent lease years. If as a result of a tenant audit it is determined that we have collected more additional rent than we are permitted to collect under a lease, we must refund the excess amount back to the tenant and may also be required to reimburse the tenant for its audit costs. Such reimbursement payments could materially adversely affect our financial condition and results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series B Preferred Stock in this offering will be approximately $     (or approximately $     if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts of approximately $     (or approximately $    if the underwriters’ option to purchase additional shares is exercised in full) and estimated offering expenses of $350,000 payable by us. We intend to use the net proceeds from this offering to redeem all of the outstanding Series A Preferred Stock and any remaining net proceeds are expected to be used for general corporate purposes, including acquisitions of our target assets consistent with our investment strategies and for working capital purposes. The aggregate redemption price for the Series A Preferred Stock is approximately $88.1 million, plus accrued and unpaid dividends. To the extent the net proceeds we receive from this offering are not sufficient to redeem all of the outstanding Series A Preferred Stock, we plan to finance the remaining portion of the redemption price of the Series A Preferred Stock with cash on hand.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

The following unaudited table presents the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Six months ended	Year ended December 31,
	June 30, 2014	2013(1)	2012(1)	2011(1)	2010(1)	2009
Ratio of earnings to combined fixed charges and preferred stock dividends	6.9x	0.9x	0.8x	0.9x	0.8x	1.2x

(1)	For the years ended December 31, 2013, 2012, 2011 and 2010, earnings were not sufficient to cover combined fixed charges and preferred dividends by $3.3 million, $19.3 million, $27.6 million and $34.5 million, respectively.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by combined fixed charges and preferred stock dividends. For these purposes, “earnings” consist of net loss before the effect of noncontrolling interest plus fixed charges. Net loss is computed in accordance with U.S. generally accepted accounting principles and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. “Fixed charges” consist of interest expense and capitalized interest. Interest income is not included in this computation. “Preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on the outstanding Series A Preferred Stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2014:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance and sale by us of shares of Series B Preferred Stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and our estimated expenses of the offering, the application of the net proceeds from this offering and the redemption of our issued and outstanding Series A Preferred Stock.

This table should be read in conjunction with the section entitled “Use of Proceeds.”

	As of June 30, 2014 (dollars in thousands, except per share information)
	Actual	As Adjusted(1)
Cash and cash equivalents	$98,736	$
Debt:
Secured revolving credit facility	$—		$—
Exchangeable senior notes, net(2)	115,000		115,000
Senior unsecured term loan	200,000		200,000
Mortgage notes payable(3)	127,143		127,143
Total debt obligations	442,143		442,143
Series A Preferred Stock dividends payable	1,790		1,790
Equity (deficit):
Common stock, par value $0.001 per share, 200,000,000 shares authorized, 117,619,046 shares issued and outstanding actual and as adjusted.	118		118
Series A cumulative redeemable preferred stock, par value $0.001 per share, liquidation preference $88,146, 3,525,822 shares authorized, issued and outstanding actual and 0 shares authorized, issued and outstanding as adjusted.	85,235		—
Series B cumulative redeemable preferred stock, par value $0.001 per share, liquidation preference $ , 0 shares authorized, issued and outstanding actual and shares authorized, shares issued and outstanding as adjusted.	—
Additional paid-in-capital	1,380,482
Accumulated other comprehensive loss	(3,167)		(3,167)
Accumulated deficit	(914,691)		(914,691)
Total equity	547,977
Total Capitalization(4)	$991,910	$

(1)	The as adjusted amounts in this offering give effect to the receipt by us of $ million of net proceeds from this offering (assuming no exercise of the underwriters’ over-allotment option and after deducting the underwriting discounts and estimated offering expenses payable by us), and our intended use of $ million of the net proceeds from this offering and $ million of cash to pay the aggregate redemption price to redeem a like amount of the outstanding Series A Preferred Stock. See “Use of Proceeds” and “Cautionary Note Regarding Forward-Looking Information.”
(2)	On March 18, 2014, we issued $115.0 million of Notes. The Notes are senior unsecured obligations of our Operating Partnership and are guaranteed by the Company on a senior unsecured basis. The Notes mature on March 15, 2019, unless redeemed, repurchased or exchanged in accordance with their terms prior to such date. The fair value of the Notes was determined at issuance to be $106.7 million. The discount is being amortized to interest expense over the expected life of the Notes. As of June 30, 2014, the carrying value of the Notes was approximately $107.1 million. The Notes will be exchangeable, under certain circumstances, for cash, for shares of our common stock or for a combination of cash and shares of our common stock, at our Operating Partnership’s election. The Notes will also be exchangeable prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date, at any time beginning on December 15, 2018, and also upon the occurrence of certain events. On or after March 20, 2017, in certain circumstances, the Operating Partnership may redeem all or part of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The Notes have initial exchange rate of 161.1863 shares of our common stock per $1,000 principal amount of the Notes, representing an exchange price of approximately $6.20 per share of our common stock and an exchange premium of approximately 20% based on the last reported sale price of $5.17 per share of our common stock on March 18, 2014.
(3)	Mortgage notes payable represents the outstanding principal balance which excludes fair market value adjustments for mortgage notes assumed by us and excludes adjustments for premiums or discounts. The carrying value of mortgage notes payable as of June 30, 2014 and as adjusted was $123.6 million.
(4)	This table does not reflect our assumption of $42.9 million of mortgage indebtedness and the issuance by our Operating Partnership of 3.8 million limited partnership units, subsequent to June 30, 2014, in connection with our acquisition of three industrial properties located in Ames, Iowa, Buford, Georgia and Wilson, North Carolina, which closed on July 31, 2014.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following summary of the material terms and provisions of the Series B Preferred Stock does not purport to be complete and is subject to the terms of our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, and our bylaws, each of which is available from us and is or will be filed with the SEC. This description of the particular terms of the Series B Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

Prior to the closing of this offering, our Board or a duly authorized committee thereof will classify      shares of our authorized but unissued preferred stock as, and will approve articles supplementary setting forth the terms of, a series of our preferred stock, designated as the     % Series B Cumulative Redeemable Preferred Stock. When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series B Preferred Stock will be validly issued, fully paid and nonassessable. Our Board may authorize the issuance and sale of additional shares of Series B Preferred Stock from time to time.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series B Preferred Stock to our Operating Partnership, and our Operating Partnership will issue to us     % Series B Cumulative Redeemable Preferred Units. Our Operating Partnership will be required to make all required distributions on the Series B Preferred Units after any distribution of cash or assets to the holders of preferred units ranking senior to the Series B Preferred Units as to distributions and liquidation that we may issue and prior to any distribution of cash or assets to the holders of common units of limited partnership interests in our operating partnership or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series B Preferred Units as to distributions and liquidation, including our Operating Partnership’s Series A Cumulative Redeemable Preferred Units, in which case distributions will be made pro rata with the Series B Preferred Units; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.

Listing

We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GPT-PB” We will use our best efforts to have the listing application for the Series B Preferred Stock approved. If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the initial delivery date of the Series B Preferred Stock. See “Underwriting — New York Stock Exchange Listing” in this prospectus supplement for a discussion of the expected trading of the Series B Preferred Stock on the NYSE.

Ranking

The Series B Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock;
•	on parity with the Series A Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock; and
•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series B Preferred Stock. The Series B Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to dividend rights, holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of     % per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (equivalent to the fixed annual amount of $     per share of the Series B Preferred Stock).

Dividends on the Series B Preferred Stock will accrue and be cumulative from and including the date of original issue, and will be payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year, or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on the Series B Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of 12 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series B Preferred Stock shall be redeemed, converted or otherwise reacquired by us). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our Board as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

The first dividend on the Series B Preferred Stock is scheduled to be paid on December 31, 2014 and will be a pro rata dividend from and including the original issue date to and including December 31, 2014 in the amount of $     per share.

Dividends on the Series B Preferred Stock will accrue whether or not:

•	we have earnings;
•	there are funds legally available for the payment of those dividends; or
•	those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment of dividends, and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series B Preferred Stock, for any period; or
•	redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in shares of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series B Preferred Stock, or in options, warrants or rights to subscribe for or purchase any such shares;
•	the conversion into or exchange for other shares of any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series B Preferred Stock;
•	our purchase of shares of Series B Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to preserve our qualification as a REIT as discussed under “— Restrictions on Ownership and Transfer”; and
•	our purchase of shares of any other class or series of capital stock ranking on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series B Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock, we will declare any dividends upon the Series B Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock pro rata, so that the amount of dividends declared and paid per share of Series B Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Holders of shares of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B Preferred Stock as described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accrue as of the dividend payment date on which they first become payable.

Our Board may not authorize, and we may not declare, any dividends on the Series B Preferred Stock, or pay or set apart for payment any dividends on the Series B Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our Board and declared by us or paid or set apart for payment if such authorization, declaration, payment or setting apart for payment is restricted or prohibited by law.

If a default or event of default occurs and is continuing, we may be precluded from paying certain distributions (other than those required to allow us to maintain our qualification as a REIT) under the terms of our senior unsecured revolving credit facility and our unsecured term loans. In addition, other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those applicable to our senior unsecured revolving credit facility and our unsecured term loans.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series B Preferred Stock, plus an amount per share equal to all accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to rights upon our liquidation, dissolution or winding up, on parity with the Series B Preferred Stock in the distribution of assets, then holders of shares of Series B Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series B Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to maintaining our qualification as a REIT as described in “— Restrictions on Ownership and Transfer,” we may not redeem the Series B Preferred Stock prior to August   , 2019. On and after August   , 2019, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, we will select the shares of Series B Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that we determine will not violate the 9.8% ownership limit in our charter. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of Series B Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than the 9.8% ownership limit in our charter because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will own in excess of the 9.8% ownership limit in our charter subsequent to such redemption. See “— Restrictions on Ownership and Transfer” below. In order for their shares of Series B Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series B Preferred Stock other than to preserve our qualification as a REIT), if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any shares of Series B Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock and such shares of Series B Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus all accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series B Preferred Stock, including the repurchase of shares of Series B Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our Board.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series B Preferred Stock will be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series B Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of Series B Preferred Stock or preferred stock ranking on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. See “— Restrictions on Ownership and Transfer” below.

Notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in “— Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each notice will state:

•	the redemption date;
•	the redemption price;
•	the number of shares of Series B Preferred Stock to be redeemed;
•	the place or places where the certificates, if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price;
•	procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and
•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock.

If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed or the method for determining such number.

We are not required to provide such notice in the event we redeem Series B Preferred Stock in order to qualify or maintain our status as a REIT.

Any such redemption may be made conditional on such factors as may be determined by our Board and as set forth in the notice of redemption.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series B Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series B Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to, but not including, the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

All shares of Series B Preferred Stock that we redeem, repurchase or otherwise acquire will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

Subject to applicable law and the limitation on purchases when dividends on the Series B Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series B Preferred Stock in the open market, by tender or by private agreement.

Future debt instruments may prohibit us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series B Preferred Stock, except in limited circumstances.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below under “— Conversion Rights.”

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;
•	the redemption price;
•	the number of shares of Series B Preferred Stock to be redeemed;
•	the place or places where the certificates, if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price;
•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;
•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock;
•	that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and
•	that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder or the method for determining such number. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed as described above in “— Optional Redemption.”

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and all accrued and unpaid dividends to, but not including, the redemption date, without interest.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the shares of Series B Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”), equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and
•	(i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our shares of common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series B Preferred Stock will receive upon conversion of such shares of Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;
•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert shares of Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;
•	the name and address of the paying agent and the conversion agent; and
•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;
•	the number of shares of Series B Preferred Stock to be converted; and
•	that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;
•	if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and
•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus all accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption” and “— Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series B Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of Series B Preferred Stock will be entitled to convert such shares of Series B Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of the Series B Preferred Stock generally do not have any voting rights, except as set forth below.

If dividends on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), the number of directors then constituting our Board will automatically be increased by two and holders of shares of Series B Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods that have ended with respect to the Series B Preferred Stock and such other classes or series of preferred stock have been paid or declared and a sum sufficient for payment is set apart for such payment. The preferred stock directors will be elected by a plurality of the votes cast in the election and each preferred stock director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•	a special meeting called upon the written request of holders of at least 20% of the outstanding shares of Series B Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at such annual or special meeting of stockholders; and
•	each subsequent annual meeting (or special meeting held in its place) until all accrued dividends on the Series B Preferred Stock and on any other class or series of preferred stock ranking on parity with the Series B Preferred Stock and upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods that have ended.

If and when all accrued dividends on the Series B Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series B Preferred Stock and upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set apart for payment, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the number of directors will be automatically reduced accordingly.

Any preferred stock director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series B Preferred Stock voting together as a single class with holders of entitled to vote thereon when they have the voting rights described above. So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting together as a single class with holders of each other class or series of preferred stock ranking on parity with Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, amend, alter or repeal the provisions of our charter or the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that such vote or consent will not be required with respect to any such amendment, alteration or repeal that equally affects the terms of the Series B Preferred Stock and one or more other classes or series of preferred stock ranking on parity with Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, if such amendment, alteration or repeal is approved by the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and such other class or series of preferred stock (voting together as a single class). Furthermore, if holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above, then such holders shall not have any voting rights with respect to the events set forth above.

So long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series B Preferred Stock, on which holders of Series B Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above that would alter only the contract rights, as expressly set forth in our charter, of the Series B Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. With respect to any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series B Preferred Stock, that equally affects the terms of the Series B Preferred Stock and one or more other classes or series of preferred stock ranking on parity with Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, so long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock and such other class or series of preferred stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series B Preferred Stock on which holders of Series B Preferred Stock are otherwise entitled to vote, pursuant to the paragraph set forth immediately above that would alter only the contract rights, as expressly set forth in our charter, of the Series B Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series B Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series B Preferred Stock.

In any matter in which Series B Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series B Preferred Stock), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our common stock and our capital stock that a person may own. Our charter generally restricts any person from acquiring beneficial or constructive ownership in excess of 9.8% of the lesser of the aggregate number or value of the outstanding shares of our common stock, or in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock is American Stock Transfer & Trust Company, LLC.

Book-Entry Procedures

The Series B Preferred Stock will only be issued in the form of global securities held in book-entry form. The Depository Trust Company (“DTC”) or its nominee will be the sole registered holder of the Series B Preferred Stock. Owners of beneficial interests in the Series B Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series B Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series B Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series B Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or
•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith.

Taxation of Non-U.S. Stockholders

We anticipate that, shortly after the completion of this offering, the Series B Preferred Stock will be treated as regularly traded on an established securities market in the United States, and, therefore, non-U.S. stockholders that do not own more than 5% of the Series B Preferred Stock may be eligible for certain exemptions from withholding under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). See “Material Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of the Series B Preferred Stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series B Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accrued and unpaid dividends that are in arrears on the converted Series B Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series B Preferred Stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of Series B Preferred Stock for cash or other property.

Taxation of Non-U.S. Stockholders on Conversion of Preferred Stock

The conversion of Series B Preferred Stock into our common stock may be a taxable exchange for a non-U.S. stockholder if the Series B Preferred Stock constitutes a “United States real property interest” (“USRPI”) under FIRPTA. Even if the Series B Preferred Stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of the Series B Preferred Stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Series B Preferred Stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of Series B Preferred Stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its Series B Preferred Stock.

Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. stockholder exchanges our common stock received on a conversion of Series B Preferred Stock for cash or other property.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series B Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Stifel, Nicolaus & Company, Incorporated
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series B Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series B Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Series B Preferred Stock, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of Series B Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $     per share to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $350,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to        additional shares of Series B Preferred Stock at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series B Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any shares of preferred stock or any securities that are substantially similar to the Series B Preferred Stock, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

New York Stock Exchange Listing

The shares of Series B Preferred Stock are a new issue of securities with no established trading market. We plan to file an application to list shares of Series B Preferred Stock on the NYSE under the symbol “GPT-PB”. If the application is approved, trading of the shares of Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the shares of Series B Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the shares of Series B Preferred Stock, however, and may cease market-making activities, if commenced, at any time. However, an active trading market on the NYSE for the shares of Series B Preferred Stock may not develop or, even if one develops, may not last, in which case the liquidity and market price of shares of Series B Preferred Stock could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the shares of Series B Preferred Stock at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the shares of Series B Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of Series B Preferred Stock. However, the representatives may engage in transactions that have the effect of stabilizing the price of the shares of Series B Preferred Stock, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell the shares of Series B Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of the shares of Series B Preferred Stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares of Series B Preferred Stock in the open market. In determining the source of shares of Series B Preferred Stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of Series B Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Series B Preferred Stock through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares of Series B Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of Series B Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the shares of Series B Preferred Stock or preventing or retarding a decline in the market price of the shares of Series B Preferred Stock. As a result, the price of shares of Series B Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of Series B Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Series B Preferred Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Series B Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are lenders under our senior unsecured revolving credit facility and term loan. In addition, Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is a party to a master lease with us pursuant to which it leases approximately 97% of the rentable square feet in the Bank of America Portfolio as of June 30, 2014, which represents approximately 40.3% of our annualized base rent at June 30, 2014.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of Series B Preferred Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the

Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Series B Preferred Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of Series B Preferred Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Series B Preferred Stock must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of Series B Preferred Stock to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Series B Preferred Stock offered should conduct their own due diligence on the shares of Series B Preferred Stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares of Series B Preferred Stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of Series B Preferred Stock shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares of Series B Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares of Series B Preferred Stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Series B Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Series B Preferred Stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of shares of Series B Preferred Stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of Series B Preferred Stock. Accordingly any person making or intending to make an offer in that Relevant Member State of shares of Series B Preferred Stock which are the subject of the offering contemplated in this prospectus supplement and accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of Series B Preferred Stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares of Series B Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Series B Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of Series B Preferred Stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

The shares of Series B Preferred Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Series B Preferred Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Series B Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement and accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of Series B Preferred Stock offered by this prospectus supplement will be passed upon for us by Venable LLP and certain legal matters in connection with the offering will be passed upon for us by Morgan, Lewis & Bockius LLP and for the underwriters by Hunton & Williams LLP.

EXPERTS

The consolidated financial statements of Gramercy Property Trust Inc. appearing in Gramercy Property Trust Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 including schedules appearing therein, and the effectiveness of Gramercy Property Trust Inc.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of GPT GIG BOA Portfolio Holdings LLC, appearing in Gramercy Property Trust Inc.’s Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$500,000,000
Common stock
Preferred stock
Debt securities

We may offer and sell, from time to time, in one or more offerings, shares of our common stock, $0.001 par value per share, one or more series of our preferred stock, $0.001 par value per share, and debt securities which we refer to collectively as the “securities” in this prospectus. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement, not contained in this prospectus. In addition, such specific terms may include limitations on direct and beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our common stock trades on the New York Stock Exchange (“NYSE”) under the trading symbol “GPT.” On April 25, 2014, the last reported sale price of our common stock on the NYSE was $5.33 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We impose certain restrictions on the ownership and transfer of shares of our common stock and our other capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 of this Prospectus.

Neither the Securities and Exchange Commission, referred to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of our securities. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus or an accompanying prospectus supplement. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with any additional information that we refer you to as discussed under “Where you can find more information.”

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you, may contain summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

Unless the context indicates otherwise, the terms “we,” “our,” “us” and “our company” refer to Gramercy Property Trust Inc., a Maryland corporation, which has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes, together with its consolidated subsidiaries, including: GPT Property Trust LP, a Delaware limited partnership, or the Operating Partnership.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.gptreit.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.gptreit.com or in print upon written request addressed to Corporate Secretary, Gramercy Property Trust Inc., 521 Fifth Avenue, 30th Floor, New York, New York, 10175. However, the information included on or linked from our Internet site does not constitute a part of this prospectus or any accompanying prospectus supplement.

The common stock is listed on the NYSE under the symbol “GPT.” You can also inspect and copy any reports, proxy statements and other information that we file with the SEC at the offices of the NYSE located at 20 Broad Street, New York, NY 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating it in full in this prospectus. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 1-32248.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, as amended by Form 10-K/A filed with the SEC on March 31, 2014;
•	Our Current Reports on Form 8-K, filed with the SEC on February 28, 2014, March 21, 2014 and March 24, 2014; and
•	The description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on July 21, 2004, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) between the date of this prospectus and the termination of the offering of securities under this prospectus, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

Upon written or oral request, we will provide to you, without charge, a copy of any of the documents incorporated by reference in this prospectus but not delivered with the prospectus, excluding all exhibits that we have not specifically incorporated into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:

Gramercy Property Trust Inc.
521 Fifth Avenue, 30th Floor
New York, New York 10175
(212) 297-1000
Attention: Corporate Secretary

Additional information, including information regarding the annual, quarterly and current reports, proxy statements and other information filed by us with the SEC under the Exchange Act is available by following the instructions provided in this Registration Statement under “Where you can find more information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements included in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus may constitute forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of forward-looking expressions such “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “continue,” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections, plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the success or failure of our efforts to implement our current business strategy;
•	our ability to identify and complete additional property acquisitions and risks of real estate acquisitions;
•	availability of investment opportunities on real estate assets and real estate-related and other securities;
•	the performance and financial condition of tenants and corporate customers;
•	the adequacy of our cash reserves, working capital and other forms of liquidity;
•	the availability, terms and deployment of short-term and long-term capital;
•	demand for industrial and office space;
•	the actions of our competitors and our ability to respond to those actions;
•	the timing of cash flows from our investments;
•	the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;
•	early termination of the Amended Restated Asset Management Services Agreement, between one of our wholly owned taxable REIT subsidiaries (“TRSs”) and KBS Real Estate Investment Trust, Inc.;
•	economic conditions generally and in the commercial finance and real estate markets and the banking industry specifically;
•	unanticipated increases in financing and other costs, including a rise in interest rates;
•	reduction in cash flows received from our investments;
•	volatility or reduction in the value or uncertain timing in the realization of our retained interests in certain subordinate bonds, preferred shares and ordinary shares in our 2005, 2006 and 2007 collateralized debt obligations (the “Retained CDO Interests”);
•	our ability to profitably dispose of non-core assets;
•	a high concentration of our properties are leased to Bank of America (the “Bank of America Portfolio”);
•	availability of, and ability to retain, qualified personnel and directors;
•	changes to our management and board of directors (our “Board”);
•	changes in governmental regulations, tax rates and similar matters;

•	legislative and regulatory changes (including changes to real estate and zoning laws, laws governing the taxation of REITs or the exemptions from registration as an investment company);
•	environmental and/or safety requirements and risks related to natural disasters;
•	declining real estate valuations and impairment charges;
•	our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for our exemption under the Investment Company Act, our operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as TRSs for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•	uninsured or underinsured losses relating to our properties;
•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;
•	tenant bankruptcies and defaults on or non-renewal of leases by tenants;
•	decreased rental rates or increased vacancy rates;
•	the continuing threat of terrorist attacks on the national, regional and local economies; and
•	other factors discussed under “Risk Factors” in this prospectus and under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and those factors that may be contained in any other filing we make with the SEC, which are incorporated by reference herein.

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described elsewhere in this prospectus and from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

The risks included here are not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. We also operate an asset management business that manages for third-parties, including our Bank of America Portfolio, commercial real estate assets.

We were founded in 2004 as a specialty finance REIT focused on originating and acquiring loans and securities related to commercial and multifamily properties. In July 2012, following a strategic review, our Board announced a repositioning of Gramercy as an equity REIT focused on acquiring and managing income producing net leased real estate. To reflect this transformation, in April 2013 we changed our name from Gramercy Capital Corp. to Gramercy Property Trust Inc. and changed our ticker symbol to “GPT” on the NYSE.

We seek to acquire and manage a diversified portfolio of high quality net leased properties that generates stable, predictable cash flows and protects investor capital over a long investment horizon. We expect that these properties generally will be leased to a single tenant. Under a net lease, the tenant typically bears the responsibility for all property related expenses such as real estate taxes, insurance, and repair and maintenance costs. We believe this lease structure provides an owner with cash flows over the term of the lease that are more stable and predictable than other forms of leases, and minimizes the ongoing capital expenditures often required with other property types.

We were formed in April 2004 as a Maryland corporation and we completed our initial public offering in August 2004. We conduct substantially all of our operations through GPT Property Trust LP, our Operating Partnership. We are the sole general partner of our Operating Partnership. Our Operating Partnership conducts our commercial real estate investment business through various wholly-owned entities and our third party asset management business primarily through a wholly-owned TRS.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and generally will not be subject to U.S. federal income taxes to the extent we distribute our taxable income, if any, to our stockholders. We have in the past established, and may in the future establish, TRSs, to effect various taxable transactions. Those TRSs would incur U.S. federal, state and local taxes on the taxable income from their activities.

Our executive offices are located at 521 Fifth Avenue, New York, New York, 10175, our telephone number is (212) 297-1000, and our website address is http://www.gptreit.com. Information contained in our website is not incorporated into, and does not constitute part of, this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Documents Incorporated by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of the securities for working capital and other general corporate purposes. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND

Consolidated Ratio of Earnings to Fixed Charges

The following unaudited table presents the consolidated ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends as defined in Item 503(d) of Regulation S-K for the periods indicated. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

For the Years Ended December 31,
	2013(1)	2012(1)	2011(1)	2010(1)	2009(1)
Earnings to Fixed Charges	1.2X	—	—	—	1.3X
Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	—	—	—	1.2X

(1)	For the years ended December 31, 2012, 2011 and 2010, earnings were not sufficient to cover fixed charges by $12.1 million, $20.5 million and $25.7 million, respectively. For the years ended December 31, 2013, 2012, 2011 and 2010, earnings were not sufficient to cover fixed charges and preferred dividends by $3.3 million, $19.3 million, $27.6 million and $34.5 million, respectively.

For the purpose of computing the ratios above, earnings have been calculated by taking pre-tax income from continuing operations before adjustment for income from equity investees and adding fixed charges, distributed income of equity investees and subtracting capitalized interest. Fixed charges consist of the sum of interest costs, whether expensed or capitalized, and amortized premiums, discounts and capitalized expenses related to indebtedness. Preferred stock dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains general descriptions of the common stock, preferred stock and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement and any other offering materials, will contain the material terms of the securities being offered, including the specific types, amounts, prices and other detailed terms.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and of certain provisions in our charter and bylaws. For a complete description, you are urged to review in their entirety our charter and our bylaws, and applicable Maryland law. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share, up to 25,000,000 shares of preferred stock, $0.001 par value per share, and up to 75,000,000 shares of excess stock, $0.001 par value per share. As of December 31, 2013, there were 71,313,043 outstanding shares of common stock and 3,525,822 outstanding shares of our preferred stock. Under the Maryland General Corporation Law (the “MGCL”), stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share. Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

As of December 31, 2013, there were 71,313,043 shares of common stock outstanding.

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. The holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for our common stock. Our common stock trades on the NYSE under the trading symbol “GPT.”

Preferred Stock

Our charter provides that we may issue up to 25,000,000 shares of preferred stock, $0.001 par value per share. The shares of preferred stock may be issued from time to time in one or more classes or series, without stockholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as established by our Board.

As of December 31, 2013, there were 3,525,822 shares of preferred stock outstanding, consisting of 3,525,822 shares of our 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share. A description of Series A Preferred Stock is set forth in our registration statement on Form 8-A filed with the SEC on April 18, 2007, which is incorporated herein by reference.

Excess Stock

Our charter provides that we may issue up to 75,000,000 shares of excess stock, $0.001 par value per share.

As of December 31, 2013, there were no shares of excess stock outstanding.

Provisions of Our Charter and Bylaws

Subject to the limitations prescribed by our charter, our Board is authorized to classify and reclassify any unissued shares of capital stock into other classes or series of stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of capital stock.

Our charter provides that our Board may be classified into three classes. However, currently our bylaws provide that directors will be subject to annual election. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at each annual meeting, the stockholders will elect directors to hold office until the annual meeting following such election and until their successors are elected and qualify. Our bylaws provide that our Board has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our common stock that a person may own. Our charter contains a stock ownership limit which prohibits any person, unless exempted by our Board, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of stock in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% of the total number of shares or value, whichever is more restrictive, of our outstanding common stock. Our charter further prohibits (1) any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), and (2) any person from transferring shares of our stock if such transfer would result in shares of our common stock being beneficially owned by fewer than 100 persons. Our Board may not grant and has not granted an exemption to the 9.8% ownership limit to any person whose ownership, direct or indirect, of in excess of 9.8% in value of the outstanding shares of our capital stock or 9.8% of the number or value (whichever is more restrictive) of the outstanding shares of our common stock would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT.

The person seeking an exemption must represent to the satisfaction of our Board that the exemption will not result in us failing to qualify as a REIT. Our Board may require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our Board in its sole discretion, to determine or ensure our status as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

Any transfer of shares of our stock which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations will be null and void and the intended transferee will acquire no rights in such shares of stock. However, if any such transfer of shares of our stock occurs, then that number of shares of our stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), will be automatically converted into excess stock and transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares of stock held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid will be paid when due to the trustee. Any distribution so paid to the trustee will be held in trust for the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, will be deemed to have given an irrevocable proxy to the trustee to vote such shares for the benefit of the charitable beneficiary.

The trustee may sell the shares of stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the average closing price for the class of shares from which the shares of excess stock were converted for the ten trading days immediately preceding the sale or gift and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid to the charitable beneficiary. Upon such transfer of an interest in the trust, the corresponding shares of excess stock in the trust will be automatically exchanged for an equal number of shares of common stock or preferred stock, as applicable, and such shares of common stock or preferred stock, as applicable, will be transferred of record to the transferee of the interest in the trust. Prior to any transfer of any interest in the trust, we must have waived in writing our purchase rights as described below.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share payable to the prohibited owner equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reductions to the trustee for the benefit of the charitable beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of our receipt of notice of an acquisition or attempted acquisition of shares in violation of the above transfer or ownership limitations or, if we do not receive such notice, the date that our Board determines in good faith that a transfer to a prohibited owner has occurred, but in no event later than a permitted transfer as described in the immediately preceding paragraph.

All certificates representing shares of our common stock bear a legend referring to the restrictions described above.

Each beneficial owner or constructive owner of our common stock and each person (including the stockholder of record) who is holding stock for a beneficial owner must upon demand provide to us such information as we may deem necessary in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture between us and a “Senior Indenture Trustee,” referred to as the “Senior Indenture,” and subordinated debt securities will be issued under an indenture between us and a “Subordinated Indenture Trustee,” referred to as the “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture, collectively, as the “Indentures.” The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.”

The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe some or all of the following terms, as applicable:

•	the title or designation;
•	whether the debt is senior or subordinated;
•	the aggregate principal amount offered and authorized denominations;
•	the initial public offering price;
•	the maturity date or dates;
•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;
•	whether the debt securities are fixed-rate debt securities or floating rate debt securities or original issue discount debt securities;
•	if the debt securities are fixed-rate debt securities, the yearly rate at which the debt security will bear interest, if any;
•	if the debt securities are floating-rate debt securities, the method of calculating the interest rate;
•	if the debt securities are original issue discount debt securities, their yield to maturity;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;
•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;
•	the terms and conditions on which the debt securities may be redeemed at our option;
•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-Indenture Trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any material provisions of the applicable Indenture described in this prospectus that do not apply to the debt securities;
•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;
•	the place where we will pay principal and interest;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	any U.S. federal income tax consequences relating to the offered securities, if material;
•	the dates on which premiums, if any, will be paid;
•	our right, if any, to defer payment of interest and the maximum length of this deferral period;
•	any listing of the debt securities on a securities exchange; and
•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal, premium, interest or other monetary amounts due and payable on any senior indebtedness, after any applicable grace period, we cannot make a payment on account of, redeem or otherwise acquire the subordinated debt securities unless and until the default is cured, waived or ceases to exist.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the Subordinated Indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means:

•	the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any Senior Indenture, or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

However, “senior indebtedness” does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Certain series of the subordinated debt securities may be subject to supplemental Indentures that alter the definitions of indebtedness and senior indebtedness as defined in the Subordinated Indenture. Because the definitions of indebtedness and senior indebtedness applicable to some of the series of subordinated debt may differ in a number of respects from the definitions applicable to other series, it is possible that holders of certain series of subordinated debt securities may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of subordinated debt securities than holders of other series of subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or
•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, all of our obligations under the Indentures;
•	immediately after giving effect to the transaction, no default on the debt securities exists; and
•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the Trustee.

In addition, any offered series of debt securities may have additional covenants which will be described in the applicable prospectus supplement.

Modification of the Indentures

Under the Indentures, we and the relevant Trustee may amend the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the relevant Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable Indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;
•	reduce the principal amount or interest rate on any debt security;
•	reduce the premium payable upon any redemption of the debt securities;
•	reduce the amount of principal payable on the acceleration of any debt securities issued originally at a discount;
•	change the place of payment of, or type of currency for payment of, debt securities;
•	impair the right to sue for the enforcement of any payment of principal, or any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;
•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;
•	modify any of the provisions in the applicable Indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable Indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities; or
•	in the case of the Subordinated Indenture, modify any provision affecting the subordination or ranking of the securities in a manner which adversely affects the holders.

Events of Default

Unless otherwise specified in an applicable prospectus supplement, each Indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal on any debt security of such series when due;
•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure; and
•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary.

In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable Indenture.

If an event of default regarding debt securities of any series issued under the Indentures should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the Trustee.

No event of default regarding one series of debt securities issued under an Indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the Trustee under the Indentures and to waive certain past defaults regarding such series. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to take action. Holders must also offer reasonable indemnity satisfactory to the Trustee against liabilities incurred by the Trustee for taking such action, and the Trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. In addition, these limitations also do not apply to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any.

Each Trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to each Trustee an annual statement as to compliance with all conditions and covenants under the Indenture.

Defeasance

We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable Indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC, and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act, and no successor depositary has been appointed for 90 days;
•	an event of default exists with respect to such global security;
•	we direct the applicable Trustee to do so; or
•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the Trustee’s corporate office or at the offices of any paying agent or Trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

Trustee

The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Governing Law

Unless otherwise stated in the applicable prospectus supplement, the debt securities and the Indentures will be governed by the law of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF GLOBAL SECURITIES

We may issue securities offered pursuant to this prospectus and any accompanying prospectus supplement in the form of one or more global securities, which we will refer to as the “global securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global securities will be DTC, and the following is a summary of the depositary arrangements applicable to those global securities.

Each global security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we, any Trustee, issuing and paying agent, registrar, or our other agent for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global securities will not be exchangeable for definitive securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records reflecting ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global security.

Upon the issuance of a global security and the deposit of that global security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global security to the accounts of the DTC participants.

We will make distributions and other payments on the global securities to DTC or its nominee as the registered owner of the global security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

We and the paying agent or the registrar, or any of their respective agents, will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global security or for any payments made on any global security.

Except as provided below, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in definitive form and will not be considered a holder of the securities for any purpose. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of the securities pursuant to the instruments governing the securities.

We understand that, under existing industry practices, in the event that the issuer of a global security requests any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

Unless otherwise indicated in the applicable prospectus supplement, a global security is exchangeable for definitive securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary, and we are not able to locate a qualified successor depositary;
•	we determine in our sole discretion that the securities issued in the form of one or more global securities will no longer be represented by a global security; or
•	if applicable to the particular type of security, after the occurrence of an event of default, owners of beneficial interests in the securities aggregating at least a majority in stated amount of the securities advise us in writing that the continuation of a book-entry system is no longer in their best interest.

A global security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated securities in registered form of like tenor and of an equal aggregate stated amount and in a denomination equal to the stated amount security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL and our charter and bylaws. Our charter and bylaws have been previously filed with the SEC, and are incorporated herein by reference and this summary is qualified in its entirety thereby.

Our Board of Directors

Our bylaws provide that the number of directors may be established, increased or decreased by our Board but may not be fewer than the minimum number required by the MGCL (which currently is one) nor more than 15. Any vacancy on our Board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of our entire Board. Our stockholders may elect a successor to fill a vacancy on our Board which results from the removal of a director. Our bylaws provide that a majority of our Board must be independent directors.

Our charter provides that our Board may be classified into three classes. However, currently our bylaws provide that directors will be subject to annual election, with directors to be elected at the annual or a special meeting of our stockholders, and each director elected to hold office until the next annual meeting and until his or her successor is elected and qualifies, or until his or her earlier death, resignation or removal. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote are able to elect all of the successors of the directors whose terms expire at that meeting. Our bylaws provide that our Board has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Removal of Directors

Our charter provides that a director may be removed only for cause and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our Board to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon cause and a substantial affirmative vote.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must generally be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock; and
•	Two-thirds of the votes entitled to be cast by holders of outstanding voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our Board has adopted a resolution exempting business combinations between us and any person from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our Board. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders’ best interests.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more, but less than one-third; (2) one-third or more, but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your common stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our Board. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our Chief Executive Officer, our President or our Board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our Secretary upon the written request of stockholders entitled to cast not less than 25% of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary may prepare and mail the notice of the special meeting.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote on these matters, except that amendments to our charter are required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter.

Bylaws Amendments

Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board may be made at a special meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) provided that our Board has determined that directors will be elected at such special meeting, by a stockholder who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the Maryland corporation law could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interests.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	A classified board;
•	A two-thirds vote requirement for removing a director;
•	A requirement that the number of directors be fixed only by vote of the directors;
•	A requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	A majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our Board the exclusive power to fix the number of directorships.

Limitation of Directors’ and Officers’ Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation or its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by the MGCL.

Our charter authorizes our company to obligate itself, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify (a) any individual who is a present or former director or officer of our company and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of our company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. We may, with the approval of our Board, provide such indemnification and advance for expenses to a person who served a predecessor of our company in any of the capacities described in (a) or (b) above and to any employee or agent of our company or a predecessor of our company. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws includes expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present or former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expense actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of

(1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Certain Rights of Directors, Officers, Employees and Agents

Our bylaws provide that the directors have no responsibility to devote their full time to the affairs of the Company and that any director or officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Company.

Indemnification Obligations

Under our bylaws and pursuant to employment agreements with certain of our executive officers, we have certain indemnification obligations (the “Indemnification Obligations”). The Indemnification Obligations require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the Indemnification Obligations, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the Indemnification Obligations, and may cover our directors and executive officers under our directors’ and officers’ liability insurance.

REIT Qualification

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of the Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of the Operating Partnership, as amended.

General

GPT Property Trust LP was formed in April 2004 to acquire and own our assets. The Operating Partnership is governed by the Third Amended and Restated Agreement of Limited Partnership of GPT Property Trust LP, dated as of April 19, 2006, as amended by the First Amendment, dated April 18, 2007, the Second Amendment, dated October 27, 2008, and the Third Amendment, dated August 7, 2013 (as amended, the “Partnership Agreement”). We are considered to be an umbrella partnership real estate investment trust (“UPREIT”), in which all of our assets are owned in a limited partnership, the Operating Partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership are deemed to be our assets and income.

The Operating Partnership is structured to make distributions with respect to limited partnership units that are equivalent to the distributions made to our common stockholders. The Operating Partnership is structured to permit limited partners in the Operating Partnership to exchange their limited partnership units for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

Although all of our assets are held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through the Operating Partnership. In the event we elect to hold assets directly, the income of the Operating Partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Management and Operations

Gramercy Property Trust Inc. is the sole general partner of the Operating Partnership, which we organized as a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. Pursuant to the Partnership Agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, to make distributions to partners and to cause changes in the Operating Partnership’s business activities.

The Partnership Agreement requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and (3) to ensure that the partnership will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

Transferability of Interests

We may not voluntarily withdraw from the Operating Partnership or transfer or assign our interest in the Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless:

•	the transfer is to a wholly-owned subsidiary of the Company; or
•	we receive the consent of the partners holding more than 50% of the partnership interests of the then outstanding percentage interests, and in connection with which as a result of such transaction, all limited partners will receive or have the right to receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50% of the outstanding shares of common stock, each holder of partnership units will be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (1) exercised its redemption right (described below) and (2) sold, tendered or exchanged pursuant to the offer shares of common stock received upon exercise of the redemption right immediately prior to the expiration of the offer.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of our obligations under the Partnership Agreement and the Partnership Agreement will be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

Capital Contribution

The Partnership Agreement provides that the partners will have no obligation to make any additional capital contributions or provide any additional funding to the Operating Partnership if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions. If the Operating Partnership acquires any property by the merger of any other person into the Operating Partnership, persons who receive partnership interests in exchange for their interests in the person merging into the Operating Partnership will become partners and will be deemed to have made capital contributions to the Operating Partnership. The general partner is authorized to cause the Operating Partnership to issue partnership units or other interests in one or more classes or series, including but not limited to Class A units, Class B units, Class C units and Long-term Incentive Plan (“LTIP”) units.

Redemption Rights

Pursuant to the Partnership Agreement, holders of each class of partnership units may have redemption rights. The holders of Class A units have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or common shares of the Company, at the election of the general partner) as is more specifically detailed in the Partnership Agreement and its amendments. Notwithstanding the foregoing, a Class A limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	be prohibited under the articles of incorporation of the general partner, such as:
º	resulting in any person owning, directly or indirectly, common stock in excess of the Ownership Limit;
º	resulting in common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); or
º	resulting in our being “closely held” within the meaning of Section 856(h) of the Code.
•	be prohibited under applicable federal or state securities laws or regulations, provided the common stock is publicly traded.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;
•	all expenses relating to offerings and registration of securities;
•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;
•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and
•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the Operating Partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that are owned by us directly rather than by the Operating Partnership or its subsidiaries.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, we, as the general partner of the Operating Partnership, will have fiduciary duties to manage the Operating Partnership in a manner beneficial to the Operating Partnership and its partners. Our duties as general partner to the Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions.

The limited partners of the Operating Partnership expressly will acknowledge that as the general partner of the Operating Partnership, we are acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively.

Distributions

The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to the partners of the Operating Partnership in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one unit of limited partnership interest in the Operating Partnership receives the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock.

Similarly, the Partnership Agreement provides that taxable income is allocated to the partners of the Operating Partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Operating Partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, are generally allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

In general, the LTIP units are a class of partnership units in the Operating Partnership. The LTIP Units may be issued subject to vesting, forfeiture and additional restrictions on transfer in the sole discretion of the general partner. LTIP Unit holders shall be entitled to receive if, when and as authorized by the general partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period; provided, however, that LTIP Units issued on or after October 27, 2008, will instead receive distributions in an amount equal to ten percent (10%) of the distribution payable on each Class A unit for the corresponding quarterly or other period in the manner set forth above. In addition, LTIP units will be entitled to receive an amount per unit equal to the amount distributed to Class A units upon a sale or disposition of substantially all of the assets of the Operating Partnership. LTIP Unit holders have the right to convert LTIP Units into Class A Units once they have vested or upon the submission of a Conversion Notice to the Operating Partnership when the holder is notified of the expected occurrence of an event that will cause his or her unvested LTIP Units to become vested. The general partner has the right to convert the LTIP Units of any holder into Class A Units at any time once they are vested.

Currently, the Company has entered into LTIP Unit Award Agreements (the “LTIP Agreements”) with certain executives. Pursuant to the LTIP Agreements, the Company can grant a maximum of 2,666,667 LTIP Units to these executives. These LTIP Units are subject to achievement-based performance vesting provisions provided in the LTIP Agreements and have not yet vested.

Allocations

Profits of the partnership for each fiscal year generally will be allocated (i) first, to us to the extent net losses previously allocated to us exceed net income, (ii) second, to holders of any class of units that are provided a preference on distribution in accordance with the Partnership Agreement and its amendments, and (iii) third, pro rata to the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, the Operating Partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP Units and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s OP units. Notwithstanding the foregoing, with respect to LTIP Units issued on or after October 27, 2008, such LTIP Units shall be allocated net income and net loss in amounts per LTIP Unit equal to ten percent (10%) of the amounts allocated per Class A Unit (other than any such amounts associated with a non-liquidating special, extraordinary or other non-regular distribution that such LTIP Units were not entitled to receive). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the sole member of the general partner, will have the authority to elect the method to be used by the Operating Partnership for allocating items with respect to contributed property acquired in connection with any offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners.

Term

The Operating Partnership will continue until December 31, 2103, or until sooner dissolved upon:

•	an event of withdrawal of the general partner, unless, within ninety (90) days after the withdrawal a “majority interest” of the remaining partners consent in writing to continue the business of the partnership;
•	an election by us in our capacity as the general partner on or after January 1, 2054;
•	entry of a decree of judicial dissolution of the partnership;
•	a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, unless prior to or within ninety (90) days after the judgment a “majority interest” of the remaining partners consent in writing to continue the business of the partnership; or
•	the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the partnership.

Tax Matters

The Partnership Agreement provides that the general partner of the Operating Partnership is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations relating to the acquisition, holding and disposition of common stock, preferred stock or debt securities of the Company. Morgan, Lewis & Bockius LLP has reviewed this summary and is of the opinion that this discussion is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except, with respect to stock, to the limited extent discussed in “— Taxation of Holders of Securities — Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Holders of Securities — Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our securities;
•	subchapter S corporations;
•	U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;
•	persons holding our notes or stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our notes or stock through a partnership or similar pass-through entity.

This summary of certain material U.S. federal income tax consequences assumes that holders of our securities hold the securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK, PREFERRED STOCK OR DEBT SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

The Company was formed in April 2004 as a Maryland corporation. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and holders of its securities. These laws are highly technical and complex.

The Company holds a substantial amount of its assets in two majority-owned subsidiaries, which are referred to as first private REIT and second private REIT, or collectively, the private REITs. The private REITs are also organized to qualify as REITs for U.S. federal income tax purposes. Accordingly, our continued qualification and taxation as a REIT depends on, in addition to the Company’s ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the private REITs’ operating results, organizational structure and their ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests at the close of each calendar quarter, as described below). For the remainder of this discussion of the taxation of our Company, unless otherwise noted, references to the Company also include the two private REITs.

In the opinion of Morgan, Lewis & Bockius LLP, the Company, the first private REIT and the second private REIT qualified to be taxed as REITs under the U.S. federal income tax laws for their taxable years ended December 31, 2004, December 31, 2005 and December 31, 2007, respectively, through December 31, 2013, and the Company’s and the private REITs’ current and proposed method of operations will enable the Company and the private REITs to continue to satisfy the requirements for qualification and taxation as REITs under the U.S. federal income tax laws for their taxable years ending December 31, 2014 and subsequent taxable years. In connection with issuing its opinion, Morgan, Lewis & Bockius LLP will assume the accuracy of an opinion issued by Clifford Chance US LLP, which previously served as our counsel, with respect to all taxable periods prior to November 11, 2011. Morgan, Lewis & Bockius LLP also will assume the accuracy of other tax opinions issued by other tax counsel for certain prior transactions in which Morgan, Lewis & Bockius LLP did not serve as our counsel. Morgan, Lewis & Bockius LLP is also relying, in part, upon our receipt of the opinions of other tax counsel as discussed below under “— Gross Income Tests — Failure to Satisfy Gross Income Tests” to conclude that, if the IRS successfully challenged those opinions, our private REITs would maintain their status as REITs because they would have reasonable cause for any related REIT qualification failures. Investors should be aware that Morgan, Lewis & Bockius LLP’s opinion will also be based upon customary assumptions and will be conditioned upon certain representations made by the Company and the private REITs as to factual matters, including representations regarding the nature of its assets and the conduct of its business. Morgan, Lewis & Bockius LLP’s opinion is not binding upon the IRS, or any court and speaks as of the date issued.

While we believe that we are organized and operated so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Morgan, Lewis & Bockius LLP or us that we so qualify for any particular year. Morgan, Lewis & Bockius LLP will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. In addition, Morgan, Lewis & Bockius LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, the Company’s and the private REITs’ qualification and taxation as REITs will depend upon the Company’s and the private REITs’ ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that the Company and the private REITs earn from specified sources, the percentage of the Company’s and the private REITs’ assets that fall within specified categories, the diversity of the Company’s capital stock ownership, and the percentage of the Company’s and the private REITs’ earnings that they distribute. Morgan, Lewis & Bockius LLP will not review the Company’s or the private REITs’ compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the Company’s or the private REITs’ actual results of operations for any particular taxable year will satisfy such requirements. Morgan, Lewis & Bockius LLP’s opinion does not foreclose the possibility that the Company or the private REITs may have to use one or more of the REIT savings provisions described below, which would require the Company or the private REITs to pay an excise or penalty tax (which could be material) in order for the Company or the private REITs to maintain its REIT qualification. For a discussion of the tax consequences of the Company’s failure to qualify as a REIT, see “— Failure to Qualify.”

Taxation of REITs in General

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, the Company will be subject to federal tax in the following circumstances:

•	The Company will pay U.S. federal income tax on any taxable income, including undistributed net capital gain that it does not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	The Company may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.
•	The Company will pay income tax at the highest corporate rate on:
º	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that it holds primarily for sale to customers in the ordinary course of business, and
º	other non-qualifying income from foreclosure property.
•	The Company will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.
•	If the Company fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continues to qualify as a REIT because it meets other requirements, the Company will pay a 100% tax on:
º	the gross income attributable to the greater of the amount by which the Company fails the 75% gross income test or the 95% gross income test, in either case, multiplied by
º	a fraction intended to reflect the Company’s profitability.
•	If the Company fails to distribute during a calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, the Company will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount the Company actually distributed and (b) the amounts the Company retained and upon which it paid income tax at the corporate level.

•	The Company may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain (to the extent that the Company made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax the Company paid.
•	The Company will be subject to a 100% excise tax on transactions with any taxable TRSs that are not conducted on an arm’s-length basis.
•	If the Company fails to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, the Company files a description of each asset that caused such failure with the IRS, and the Company disposes of the assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure, the Company will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which it failed to satisfy the asset tests.
•	If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure.
•	If the Company acquires any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which the Company acquires a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, the Company will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which the Company will pay tax is the lesser of:
º	the amount of gain that the Company recognizes at the time of the sale or disposition, and
º	the amount of gain that the Company would have recognized if it had sold the asset at the time it acquired it.
•	The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of the Company’s lower-tier entities that are subchapter C corporations, including its TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding the Company’s qualification as a REIT, the Company may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs are subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding the Company’s shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

The Company’s charter provides restrictions regarding the transfer and ownership of shares of its capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” The Company believes that it has issued sufficient stock with sufficient diversity of ownership to allow it to satisfy requirements 5 and 6 above. The restrictions in the Company’s charter are intended (among other things) to assist the Company in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy such share ownership requirements. If the Company fails to satisfy these share ownership requirements, the Company’s qualification as a REIT may terminate.

Effect of Subsidiary Entities

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that the Company owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as the Company’s assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. The Company’s proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on its proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, the Company’s proportionate share is based on its proportionate interest in the capital interests in the partnership. The Company’s proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which the Company acquires an equity interest, directly or indirectly, is treated as the Company’s assets and gross income for purposes of applying the various REIT qualification requirements.

The Company has control of the Operating Partnership and the Company intends to operate any subsidiary partnerships in a manner consistent with the requirements for its qualification as a REIT. The Company may from time to time be a limited partner or non-managing member in some of its partnerships and limited liability companies. If a partnership or limited liability company in which the Company owns an interest takes or expects to take actions that could jeopardize the Company’s status as a REIT or require it to pay tax, the Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Company to fail a gross income or asset test, and that the Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the Company could fail to qualify as a REIT unless it was entitled to relief, as described below.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. The Company is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to the Company is an asset in the Company’s hands, and the Company treats the distributions paid to it from such TRS, if any, as income. This treatment may affect the Company’s compliance with the gross income and asset tests. Because the Company does not include the assets and income of TRSs in determining its compliance with the REIT requirements, the Company may use such entities to indirectly undertake activities, such as earning fee income that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the “earnings stripping” rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the TRS rules impose a 100% excise tax on REITs for transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities assets or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that the Company receives from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If the Company leases space to a TRS in the future, it will seek to comply with these requirements.

The Company has elected to treat certain subsidiary corporations as TRSs. As explained below in “— Gross Income Tests — Fee Income,” fee income earned by a REIT is generally not qualifying income for purposes of the 75% and 95% gross income tests. A TRS may also provide services with respect to the Company’s properties to the extent the Company determines that having a TRS provide those services will assist the Company in complying with the gross income tests applicable to REITs. See “— Gross Income Tests — Rents From Real Property.” In addition, if the Company decides to acquire properties opportunistically in anticipation of immediate resale, the Company will need to conduct that activity through a TRS to avoid the 100% prohibited transactions tax. See “— Gross Income Tests — Prohibited Transactions.” The Company may form one or more additional TRSs in the future.

Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

To the extent we make or have made significant investments in mortgage loans or mortgage-backed securities (“MBS”), we may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a TMP.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a TMP, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Such entities are and will be held through our private REITs so that they are qualified REIT subsidiaries of our private REITs and their assets and liabilities are treated as assets and liabilities of our private REITs. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described below apply. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2014 or any future year.

Gross Income Tests

The Company must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of the Company’s gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of the Company’s stock or a public offering of the Company’s debt with a maturity date of at least five years and that the Company receives during the one-year period beginning on the date on which it received such new capital.

Second, in general, at least 95% of the Company’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that the Company holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that the Company enters into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to the Company.

Rents from Real Property.  Rent that the Company receives from its real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•	Second, neither the Company nor a direct or indirect owner of 10% or more of the Company’s stock may own, actually or constructively, 10% or more of a tenant from whom the Company receives rent, other than a TRS.
•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•	Fourth, the Company generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the Company does not derive revenue. However, the Company need not provide services through an “independent contractor,” but instead may provide services directly to its tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, the Company may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as its income from the services (valued at not less than 150% of the Company’s direct cost of performing such services) does not exceed 1% of The Company’s income from the related property. Furthermore, the Company may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to its tenants without tainting its rental income for the related properties.

If a portion of the rent that the Company receives from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of the Company’s gross income during the year, the Company would lose its REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either

(1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) the Company furnishes noncustomary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property. The IRS has also issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if: (i) the REMIC has received a guarantee from the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an “eligible REMIC” less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

Among the assets we hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we have originated or acquired typically do not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

In connection with our legacy special finance business, we may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities in connection with our legacy special finance business have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which the Company will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of the Company’s loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent the Company significantly modifies loans in a manner that does not qualify for that safe harbor, the Company will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, the Company generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge the Company’s internal valuations. If the terms of the Company’s mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, the Company could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

COD Income.  From time-to-time, the Company and its subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.

Excess Inclusion Income.  If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a TMP for U.S. federal income tax purposes. See above “— Taxable Mortgage Pools.” If all or a portion of our company is treated as a TMP, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a TMP, or we make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more TMPs, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in a manner set forth under the Code and the applicable Treasury regulations. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2014 or any future year. If a portion of our dividends constitute excess inclusion income, it would likely increase the tax liability of tax-exempt stockholders, non-U.S. stockholders and stockholders with net operating losses. We have not reported any excess inclusion income since January 1, 2012. The Treasury Department has issued guidance governing the tax treatment of stockholders of a REIT that owns an interest in a TMP, is also a TMP, or is a holder of a residual interest in a REMIC. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders that hold our common stock in record name in proportion to dividends paid to such stockholders. A stockholder’s share of any excess inclusion income:

•	could not be offset by net operating losses of a stockholder;
•	in the case of a stockholder who is a REIT, a RIC, a common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate rate on any excess inclusion income allocated to their owners that are disqualified organizations;
•	would be subject to tax as unrelated business taxable income to a tax-exempt holder;

•	would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and
•	would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our common stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold our common stock on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to common stock held on behalf of disqualified organizations.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, RIC or REIT investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties are held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transactions tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted basis of all such properties sold by the REIT during the year did not exceed 10% of the aggregate basis of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot make any assurances, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. If we decide to acquire properties opportunistically to restore in anticipation of immediate resale, we will need to conduct that activity through a TRS to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which any such properties are contributed to a TRS and even if the contribution transaction is respected, a TRS may incur a significant tax liability as a result of any such sales.

We have received opinions from tax counsel other than Morgan, Lewis & Bockius LLP that (i) the sale of certain non-core properties from one of our joint venture portfolios should not be treated as a “prohibited transaction” or treated as being held primarily for sale to customers in the ordinary course of business and (ii) the sale of certain securities used to defease certain mortgages in such portfolio will not be treated as a “prohibited transaction” or treated as being held primarily for sale to customers in the ordinary course of business. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinions. In addition, these opinions are based on various assumptions and conditioned upon fact-based representations and covenants made by our management. No assurance can be given that the IRS would not assert that such opinions are not correct. If the IRS were to successfully challenge these opinions regarding these transactions, we could be subject to a substantial prohibited transactions tax.

Dividends.  The Company’s share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. The Company’s share of any dividends received from any other REIT, including our private REITS, in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income.  We receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. We currently earn certain management fees through TRSs, and any fees earned by TRSs are not included for purposes of the gross income tests.

Foreclosure Property.  The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, the Company or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of the Company’s or the Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to continue to structure any hedging transactions in a manner that does not jeopardize the Company’s qualification as a REIT.

Foreign Currency Gain.  To the extent that we hold or acquire foreign investments, such investments may generate foreign currency gains and losses. These foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If the Company fails to satisfy one or both of the gross income tests for any taxable year, the Company nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	the Company’s failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, the Company files a schedule of the sources of its income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances the Company would qualify for the relief provisions. In addition, as discussed above in “— Taxation of the Company,” even if the relief provisions apply, the Company would incur a 100% tax on the gross income attributable to the greater of the amount by which it fails the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect the Company’s profitability.

We have received opinions from tax counsel other than Morgan, Lewis & Bockius LLP regarding the tax treatment of certain transactions for federal income tax purposes, including the treatment of such transactions for purposes of the REIT qualification rules, which conclude that such tax transactions should be consistent with our continued status as a REIT. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinions. In addition, these opinions are based on various assumptions and conditioned upon fact based representations and covenants made by us. No assurance can be given that the IRS would not assert that such opinions are not correct. If the IRS were to successfully challenge these opinions, our private REITs may be treated as failing one or more of the income and asset tests required for REIT qualification. Even if our private REITs were treated as failing to satisfy one of those requirements, we believe that our private REITs would maintain their status as REITs because they would have “reasonable cause” for any REIT qualification failures, but they may have to pay a penalty tax.

Asset Tests

To qualify as a REIT, the Company also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of the Company’s total assets must consist of:

•	cash or cash items, including certain receivables, certain money market funds and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs;
•	investments in stock or debt instruments during the one-year period following the Company’s receipt of new capital that it raises through equity offerings or public offerings of debt with at least a five-year term; and
•	regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC).

Second, of the Company’s investments not included in the 75% asset class, the value of the Company’s interest in any one issuer’s securities may not exceed 5% of the value of the Company’s total assets, or the 5% asset test.

Third, of the Company’s investments not included in the 75% asset class, the Company may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of the Company’s total assets may consist of the securities of one or more TRSs.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which the Company or any controlled TRS (i.e., a TRS in which the Company owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
º	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by the Company exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
º	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner to the extent of its proportionate interest in the equity and debt securities of the partnership; and
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, the Company’s proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, we cannot assure you that we will not inadvertently fail to comply with such tests. If the Company fails to satisfy the asset tests at the end of a calendar quarter, the Company will not lose its REIT qualification if:

•	the Company satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of the Company’s assets and the asset test requirements arose from changes in the market values of the Company’s assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If the Company did not satisfy the condition described in the second item, above, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If the Company violates the 5% asset test, the 10% vote test or the 10% value test described above, the Company will not lose its REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (2) the Company disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Company will not lose its REIT qualification if the Company (1) disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies the failure, (2) files a description of each asset causing the failure with the IRS and (3) pays a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which the Company failed to satisfy the asset tests.

See the discussion above under “— Gross Income Tests — Failure to Satisfy Gross Income Tests” for a discussion of an opinion we received from other tax counsel that also impacts our satisfaction of the REIT asset tests and our ability to qualify for relief from asset test failures as described above.

The Company believes that its holdings of securities and other assets comply with the foregoing asset tests, and the Company intends to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support the Company’s conclusions as to the value of its assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “— Gross Income Tests.” Although the Company’s mezzanine loans typically do not qualify for that safe harbor, the Company believes our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. The Company believes that the stock it owns in the private REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which the Company owns stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Company would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to its investment in such a disqualified REIT. Consequently, if a REIT in which the Company owns stock fails to qualify as a REIT, the Company could fail one or more of the asset tests described above.

Sale Leaseback Transactions.  A portion of our investments may be in the form of sale leaseback transactions. We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause the Company to fail to satisfy the asset tests or the income tests described above and such failure could result in the Company failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause the Company to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of the Company’s dividends being treated as ordinary income to its stockholders.

Distribution Requirements

Each year, the Company must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its stockholders in an aggregate amount at least equal to the sum of:

•	90% of its “REIT taxable income,” computed without regard to the dividends paid deduction and its net capital gain or loss, and
•	90% of its after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

The Company must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) the Company declares the distribution before it timely files its U.S. federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration or (2) the Company declares the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and the Company actually pays the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to the Company’s prior taxable year for purposes of the 90% distribution requirement.

The Company will pay U.S. federal income tax on taxable income, including net capital gain that it does not distribute to stockholders. Furthermore, if the Company fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of its REIT ordinary income for such year,
•	95% of its REIT capital gain net income for such year, and
•	any undistributed taxable income from prior periods,

the Company will incur a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts it actually distributes and (b) the amounts it retains and upon which it pays income tax at the corporate level.

The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. If the Company so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, the Company may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company may not deduct recognized capital losses from its “REIT taxable income.” Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. As a result of the foregoing, the Company may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, the Company may need to pay taxable dividends of its capital stock or debt securities.

The Company may satisfy the 90% distribution test with taxable distributions of its stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but the Company could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure is no longer in effect. Accordingly, it is unclear whether and to what extent the Company will be able to make taxable dividends payable in cash and stock. The Company has no current intention to make a taxable dividend payable in its stock.

Under certain circumstances, the Company may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year. The Company may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the IRS based upon the amount of any deduction it takes for deficiency dividends.

Following the sale of the collateral manager agreements in March 2013, we continue to own the Retained CDO Interests, which could continue to generate taxable income for us despite the fact that we will not receive cash distributions on our equity and subordinated note holdings from the Retained CDO Interests until overcollateralization tests are met, if at all. Additionally, following the sale of the collateral manager agreements, we do not control or have influence over the factors that most directly affect the overcollateralization and interest coverage tests of the respective Retained CDO Interests. Should these Retained CDO Interests continue to generate taxable income with no corresponding receipt of cash flow, our taxable income would continue to be recognized on each underlying investment in the relevant CDO. We would continue to be required to distribute 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) from these transactions to continue to qualify as a REIT, despite the fact that we may not receive cash distributions on our equity and subordinated note holdings from the Retained CDO Interests.

Recordkeeping Requirements

The Company must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, the Company must request on an annual basis information from its stockholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with these requirements.

Failure to Qualify

If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, the Company could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and it pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If the Company failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, the Company would be subject to U.S. federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating the Company’s taxable income in a year in which it fails to qualify as a REIT, the Company would not be able to deduct amounts paid out to stockholders. In addition, the Company would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of the Company’s current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless the Company qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. We cannot predict whether in all circumstances the Company would qualify for such statutory relief.

Taxation of Holders of Securities

Taxation of Taxable U.S. Stockholders

A “U.S. stockholder” is a beneficial owner of our stock and that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our stock, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the shares of our stock by the partnership.

As long as the Company qualifies as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of the Company’s current or accumulated earnings and profits that it does not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because the Company is not generally subject to U.S. federal income tax on the portion of its REIT taxable income distributed to its stockholders (see “— Taxation of the Company” above), the Company’s dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, the Company’s ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to the Company’s ordinary REIT dividends (1) attributable to dividends received by the Company from non REIT corporations, such as its TRSs, and (2) to the extent attributable to income upon which the Company has paid corporate income tax (e.g., to the extent that the Company distributes less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from the Company.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that the Company designates as capital gain dividends without regard to the period for which the U.S. stockholder has held common stock. The Company generally will designate its capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

The Company may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, to the extent that the Company designates such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax the Company paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of the Company’s undistributed long-term capital gain, minus its share of the tax it paid.

A U.S. stockholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both the Company’s current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual income tax returns any of the Company’s net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from the Company and gain from the disposition of shares of stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from the Company and gain from the disposition of shares of stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Shares of Stock.  A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of common stock as long-term capital gain or loss if the U.S. stockholder has held stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from the Company that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of stock may be disallowed if the U.S. stockholder purchases other shares of stock within 30 days before or after the disposition.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of stock.

With respect to distributions that the Company designates as capital gain dividends and any retained capital gain that the Company is deemed to distribute, the Company generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax.  Certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on some or all of their “net investment income,” which generally will include, among other items, dividends, interest, and capital gain distributions (including capital gains realized on the sale or exchange of shares of our securities). U.S. holders of our securities should consult their tax advisors regarding the applicability of this tax in respect of their ownership of our securities.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that the Company distributes to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of stock with debt, a portion of the income that it receives from the Company would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Company as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the Company capital stock must treat a percentage of the dividends that it receives from the Company as UBTI. Such percentage is equal to the gross income the Company derives from an unrelated trade or business, determined as if the Company were a pension trust, divided by the Company’s total gross income for the year in which it pays the dividends. That rule applies to a pension trust holding more than 10% of the Company’s capital stock only if:

•	the percentage of the Company’s dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	the Company qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding the Company capital stock in proportion to their actuarial interests in the pension trust; and
•	either:
º	one pension trust owns more than 25% of the value of the Company capital stock; or
º	a group of pension trusts individually holding more than 10% of the value of the Company capital stock collectively owns more than 50% of the value of the Company capital stock.

Certain restrictions on ownership and transfer of the Company stock generally should prevent a tax-exempt entity from owning more than 10% of the value of the Company stock, generally should prevent the Company from becoming a pension trust and generally should prevent a pension trust from having to treat any of the dividends received from the Company as UBTI.

Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our stock, as applicable (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity), that is not a U.S. stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. Special rules may apply to certain non-U.S. stockholders such as “controlled foreign corporations” and “passive foreign investment companies.” We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from the Company’s sale or exchange of a U.S. real property interest (a “USRPI”) and that the Company does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that the Company pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. The Company plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with the Company;
•	the non-U.S. stockholder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on such a distribution to the extent it exceeds the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. The Company must withhold 10% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because the Company generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, the Company normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that the Company withholds if the Company later determines that a distribution in fact exceeded its current and accumulated earnings and profits.

For any year in which the Company qualifies as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporation that is a stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. The Company would be required to withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount the Company withholds.

However, if common stock is regularly traded on an established securities market in the United States, capital gain distributions on common stock that are attributable to the Company’s sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that common stock is regularly traded on an established securities market in the United States. If common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to the Company’s sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts the Company designates as retained capital gains in respect of stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by it of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by the Company on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by the Company exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of stock if the Company is a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that the Company is a United States real property holding corporation based on its investment strategy. However, even if the Company is a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of stock if the Company is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock should not be subject to taxation under FIRPTA. However, because our common stock is widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT.

In addition, if common stock continues to be regularly traded on an established securities market, another exception to the tax under FIRPTA will be available with respect to common stock, even if the Company does not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) common stock is treated as being regularly traded under applicable Treasury regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of common stock at all times during a specified testing period. As noted above, we believe that common stock is regularly traded on an established securities market.

If the gain on the sale of stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Taxation of Non-U.S. Debtholders

This section summarizes the taxation of non-U.S. debtholders. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. debtholder that acquires fixed rate debt securities issued by us without original issue discount in their initial offering and at their issue price. For these purposes, a non-U.S. debtholder is a holder of our debt securities, other than a person that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;
•	a partnership, or any entity treated as a partnership for U.S. federal income tax purposes;
•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by us, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.

Interest.  A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that:

(i)	such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;
(ii)	such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)	such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;
(iv)	such non-U.S. debtholder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;
(v)	either (A) such non-U.S. debtholder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the debt security on behalf of the non-U.S. debtholder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and
(vi)	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the debt security is a U.S. person.

If all of the foregoing requirements are not met, payments of interest on a debt security generally will be subject to U.S. withholding tax at the rate 30%, unless reduced or eliminated by treaty, subject to the discussion below under “— U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Disposition of a Debt Security.  Gain from the sale of a debt security generally will be taxable in the United States to a non-U.S. debtholder only in two cases: (1) if the non-U.S. debtholder’s investment in our debt securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, such gain will be subject to tax in the manner described below under “— U.S. Trade or Business,” or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

U.S. Trade or Business.  In cases where interest in respect of, or gain from the sale of, our debt securities is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders of debt securities are taxed with respect to such interest or gain. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Backup Withholding and Information Reporting

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to our distributions. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. stockholder that provides a social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;
•	the U.S. stockholder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or
•	the U.S. stockholder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

A U.S. stockholder who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. stockholder, that stockholder may request a refund of the amounts withheld or use the amounts withheld as a credit against the stockholder’s U.S. federal income tax liability as long as the U.S. stockholder provides the required information to the IRS. U.S. stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Beginning after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends and interest paid to certain non-U.S. holders of our securities if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2016, on proceeds from the sale of our securities by U.S. holders who own our securities through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends or interest will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of the Company’s Investments in the Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to the Company’s direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that the Company forms or acquires (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

The Company will be entitled to include in its income its distributive share of each Partnership’s income and to deduct its distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. The Operating Partnership intends to continue to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” Treasury regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, referred to as the “private placement exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. The Company believes that the Operating Partnership and any other partnership in which it owns an interest qualify for the private placement exception.

The Company has not requested, and does not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, the Company likely would not be able to qualify as a REIT unless it qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case the Company might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, the Company is required to take into account its allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with its taxable year, without regard to whether the Company has received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss, or “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a “book-tax difference.” Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Operating Partnership (1) could cause the Company to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause the Company to be allocated taxable gain in excess of the economic or book gain allocated to it as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause the Company to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect its ability to comply with the REIT distribution requirements and may result in a greater portion of its distributions being taxed as dividends.

Basis in Partnership Interest.  Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;
•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and
•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property.  Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

The Company’s share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income also may have an adverse effect upon

The Company’s ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” the Company does not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of its or such Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in stock or debt securities.

State and Local Taxes

The Company and/or you may be subject to taxation by various states and localities, including those in which it or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in common stock, preferred stock or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by use of this prospectus and an applicable prospectus supplement in one or more transactions, including without limitation:

•	directly to purchasers;
•	through agents;
•	to or through underwriters or dealers; or
•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, or an exchange or otherwise, for such shares; or
•	privately negotiated transactions.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.

The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than our common stock, which is listed on the NYSE under the symbol “GPT.” If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Gramercy Property Trust Inc. appearing in Gramercy Property Trust Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 including schedule appearing therein, and the effectiveness of Gramercy Property Trust Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of GPT GIG BOA Portfolio Holdings LLC, appearing in Gramercy Property Trust Inc.’s Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     Shares

     % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Morgan Stanley
J.P. Morgan
Stifel

August   , 2014